Exhibit 11



                             OPEN PLAN SYSTEMS, INC.

          EXHIBIT 11 - Statement Re: Computation of Per Share Earnings (amounts in thousands, except per share data)

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


                                                                       Three Months Ended
                                                                            March 31,
                                                                    2002                 2001
                                                            ------------------------------------------
Weighted average shares outstanding during the period
   period                                                             4,337                4,339

Assumed exercise of options less assumed
   acquisition of shares                                                  -                    -
                                                            ------------------------------------------
Total                                                                 4,337                4,339
                                                            ==========================================


Net (loss) income used in computation                         $        (838)       $        (981)
                                                            ==========================================

(Loss)  income per common share                               $        (.19)       $        (.23)
                                                            ==========================================

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